Exhibit 10.2

SECURITY AGREEMENT (ALL ASSETS)

This Security Agreement (All Assets) (as amended, this “Agreement”) is entered into as of October 21, 2020 by and between each of the undersigned (individually and collectively, “Guarantor”) and TECH CAPITAL, LLC, a California limited liability company (“Lender”), at San Jose, California.

RECITALS

A. Lender has provided or will provide financial accommodations to Taronis Fuels, Inc., a Delaware corporation (“Parent”), MagneGas Welding Supply – Southeast, LLC, a Florida limited liability company (“MagneGas Southeast”), MagneGas Welding Supply – South, LLC, a Texas limited liability company (“MagneGas South”), MagneGas Welding Supply – West, LLC, a California limited liability company (“MagneGas West”), Tech-Gas Solutions, LLC, a Texas limited liability company (“TGS”), Taronis - TAS, LLC, a Florida limited liability company (“Taronis-TAS”), and Taronis – TAH, LLC, a Florida limited liability company (“Taronis-TAH”, together with Parent, MagneGas Southeast, MagneGas South, MagneGas West, TGS, and Taronis-TAS, individually and collectively, “Borrower”) pursuant to (a) that certain Loan and Security Agreement, entered into in connection herewith (as amended, the “Loan and Security Agreement”), and (b) the Loan Documents (as defined hereinafter).

B. Guarantor has executed that certain General Continuing Guaranty (as amended, the “Guaranty”) in favor of Lender, whereby Guarantor agrees to guarantee the obligations owing by Borrower to Lender, as set forth more completely in the Guaranty.

C. This Agreement is being executed by Guarantor in favor of Lender to secure the Obligations as defined hereinafter.

AGREEMENT

1. Incorporation by Reference. The foregoing Recitals and the agreements referred to in such Recitals are incorporated herein by this reference as though set forth in full herein.

2. Definitions.

All other terms contained in this Agreement which are not specifically defined herein, shall have the meanings provided in the Code. All references herein to the singular or plural shall also mean the plural or the singular, respectively. The term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Any section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable. As used herein, the following terms shall have the following meanings:

“Accounts” means all currently existing and hereafter arising accounts as defined in the Code, as such definition may be amended from time to time, and shall include, but not be limited to, a right to payment of a monetary obligation for property sold or services rendered, and any and all credit insurance, guaranties, or security therefor.

“Agreement” has the meaning given in the preamble hereto.

“Borrower” has the meaning given in Recital A hereof.

“Chattel Paper” has the meaning given in the Code, as such definition may be amended from time to time, and shall include, but not be limited to, as a record or records that evidence both (a) a monetary obligation; and (b) one of the following: (i) a security interest in specific goods; (ii) a security interest in specific goods and software used in the goods; (iii) a security interest in specific goods and license of software used in the goods; or (iv) a lease of specific goods and license of Software used in the goods.

“Code” means the California Uniform Commercial Code or any successor statute, as same may be amended from time to time hereafter.

“Collateral” means all of the personal property now owned or hereafter acquired by Guarantor whether now existing or hereafter arising and wherever located, including without limitation: (a.) all Accounts; (b.) all Chattel Paper including without limitation Electronic Chattel Paper; (c.) all Inventory; (d.) all Equipment; (e.) all Trade Fixtures; (f.) all Fixtures, but only if related to Real Property Collateral; (g.) all Instruments; (h.) all Financial Assets, including without limitation, Investment Property; (i.) all Documents; (j.) all Deposit Accounts; (k.) all Letter of Credit Rights; (l.) all General Intangibles including without limitation copyrights, trademarks, and patents, Payment Intangibles and Software; (m.) all Supporting Obligations; (n.) any Commercial Tort Claim listed on any schedule provided herewith or hereafter; (o.) all returned or repossessed goods arising from or relating to any Accounts or Chattel Paper; (p.) all certificates of title and certificates of origin or manufacturers statements of origin relating to any of the foregoing, now owned or hereafter acquired; (q.) all property similar to any of the foregoing hereafter acquired by Guarantor; (r.) all ledger sheets, files, records, documents, instruments, and other books and records (including without limitation related electronic data processing Software) evidencing an interest in or relating to the above; (s.) all money, cash or cash equivalents; and (t.) to the extent not otherwise included in the foregoing, all proceeds, products, insurance claims, and other rights to payment and all accessions to, replacements for, attachments to, substitutions for, and rents and profits of, and noncash proceeds of, each of the foregoing, including, without limitation, cash or other property which were proceeds and are recovered by a bankruptcy trustee or otherwise as a preferential transfer by Guarantor. Notwithstanding any contrary term of this Agreement, “Collateral” shall not include any waste or other materials that have been or may be designated as a Hazardous Substance or a Hazardous Waste.

“Commercial Tort Claim” has the meaning given in the Code, as such definition may be amended from time to time, and shall include, but not be limited to, a claim arising in tort with respect to which the claimant is an organization or if the claimant is an individual, the claim arose in (a.) the course of the claimant’s business or professions; and (b.) does not include damages arising out of personal injury to or death of an individual.

“Deposit Account(s)” has the meaning given in the Code, as such definition may be amended from time to time, and shall include, but not be limited to, a demand, time, savings, passbook, or similar account maintained with a bank.

“Documents” has the meaning given in the Code, as such definition may be changed from time to time, and shall include, but not be limited to, a document of title or a receipt of the type described in Subdivision 2 of Section 7201 regarding warehouse receipts.

“Electronic Chattel Paper” has the meaning given in the Code, as such definition may be amended from time to time, and shall include, but not be limited to, Chattel Paper evidenced by a record or records consisting of information stored in an electronic medium.

“Environmental Laws” means all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals, or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof, including without limitation 42 U.S.C. 9601 (14), Comprehensive Environmental Response, Compensation and Liability Act of 1980 set forth at 42 U.S.C. 9601 et seq. (“CERCLA”), or the Resource Conservation and Recovery Act of 1986 set forth at 42 U.S.C. 9601 et seq. (“RCRA”) and all successor statutes and amendments thereto.

“Equipment” means all of Guarantor now owned and hereafter acquired Equipment as defined in the Code, as such definition may be amended from time to time, and wherever located, and shall include, but not be limited to, all goods (other than Inventory, farm products, or consumer goods) including without limitation machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, Trade Fixtures (but not including Fixtures unless Real Property Collateral has been pledged to Lender), all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

“Financial Assets” has the meaning given in the Code, as such definition may be amended from time to time, and shall include, but not be limited to, any of the following: (a) a security; (b) an obligation of a person or a share, participation, or other interest in a person or in property or an enterprise of a person, that is, or is of a type, dealt in or traded on financial markets or that is recognized in any area in which it is issued or dealt in as a medium for investment; and (c) any property that is held by a securities intermediary for another person in a securities account that has expressly agreed with the other person that the property is to be treated as a financial asset.

“Fixtures” has the meaning given in the Code, as such definition may be amended from time to time, and shall include, but not be limited to, goods that have become so related to particular real property that an interest in them arises under real property law, but shall not include Trade Fixtures.

“General Intangibles” means general intangibles as defined in the Code, as such definition may be amended from time to time, and shall include, but not be limited to, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in Equipment, Payment Intangibles and Software), all whether arising under the laws of the United States of America or any other country.

“Guarantor’s Books” means all of Guarantor’s books and records including without limitation, all ledgers, records indicating, summarizing, or evidencing Guarantor’s properties or assets (including, without limitation, the Collateral) or liabilities, all information relating to Guarantor’s business operations or financial condition, and all computer programs, disc or tape files, printouts, runs, or other computer prepared information, and the Equipment containing such information.

“Guaranty” has the meaning given in Recital B hereof.

“Hazardous Substance(s)” and “Hazardous Waste(s)” means all or any of the following:

(a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”;

(b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources;

(c) any flammable substances or explosives or any radioactive materials; and

(d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million.

“Instrument(s)” has the meaning given in the Code, as such definition may be amended from time to time, and shall include, but not be limited to, a negotiable instrument or any other writing that evidences a right to payment of a monetary obligation, is not itself a security agreement or lease, and is of a type that in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment. The term “Instrument” shall include but not be limited to promissory notes.

“Inventory” means all present and future Inventory, as defined in the Code, as such definition may be amended from time to time, wherever located, and shall include but not be limited to, goods held for sale or lease or to be furnished under a contract of service and all present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above.

“Investment Property” has the meaning given in the Code, as such definition may be amended from time to time, and shall include, but not be limited to, securities, security accounts, commodity contracts, or commodity accounts.

“Lender” has the meaning given in the preamble hereto.

“Letter of Credit Rights” has the meaning given in the Code, as such definition may be amended from time to time, and shall include, but not be limited to, a right to payment or performance under a letter of credit, whether or not beneficiary has demanded or is at the time entitled to demand payment or performance.

“Loan Documents” means collectively, this Agreement, the Guaranty, the Loan and Security Agreement, any term notes, and all other notes, other guarantees, security agreements, subordination agreements, and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Guarantor, Borrower or any obligor in connection with this Agreement or otherwise, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Material Event of Default” has the meaning given in Section 6.1.

“Obligations” shall be used in its most comprehensive sense and shall include, without limitation, any loan and any and all advances, debts, obligations, and liabilities of Guarantor to Lender, heretofore, now, or hereafter made, incurred, or created, whether voluntarily or involuntarily, and however arising, including, without limitation, (i) Obligations owing by Guarantor to third parties which have granted Lender a security interest in the accounts, chattel paper and/or general intangibles of said third party; (ii) any and all reasonable attorneys’ fees and costs of outside legal counsel, expenses, costs, premiums, charges and/or interest owed by Guarantor to Lender, whether under the Agreement, or otherwise, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether Guarantor may be liable individually or jointly with others, whether recovery upon such Obligations may be or hereafter becomes barred by any statute of limitations or whether such Obligations may be or hereafter becomes otherwise unenforceable, and includes Guarantor’s prompt, full and faithful performance, observance and discharge of each and every term, condition, agreement, representation, warranty undertaking and provision to be performed by Guarantor under this Agreement, the Guaranty or under any of the Loan Documents to which Guarantor is a party; (iii) any and all obligations or liabilities of Guarantor to Lender arising out of any other agreement by Guarantor including without limitation any agreement to indemnify Lender for environmental liability or to clean up hazardous waste; (iv) any and all Obligations for which Guarantor would otherwise be liable to Lender were it not for the invalidity, irregularity or unenforceability of them by reason of any bankruptcy, insolvency or other law or order of any kind, including from and after the filing by or against Guarantor of a bankruptcy petition, whether an involuntary or voluntary bankruptcy case, and all reasonable attorneys’ fees and costs of outside legal counsel related thereto; and (v) any and all amendments, modifications, renewals and/or extensions of any of the above, including without limit amendments, modifications, renewals and/or extensions which are evidenced by new or additional instruments, documents or agreements, all costs incurred by Lender in establishing, determining, continuing, or defending the validity or priority of its security interest, or in pursuing its rights and remedies under this Agreement or under any other agreement between Lender and Guarantor or in connection with any proceeding involving Lender as a result of any financial accommodation made by Lender to Guarantor; and all other costs of collecting Obligations, including without limitation reasonable attorneys’ fees and costs of outside legal counsel.

“Payment Intangibles” has the meaning given in the Code, as such definition may be amended from time to time, and shall include, but not be limited to, a General Intangible under which the account debtor’s principal obligation is a monetary obligation.

“Permitted Liens” means liens and security interests held by Lender or agreed to in writing by Lender.

“Real Property Collateral” means any item(s) of real property pledged to Lender by Guarantor.

“Software” has the meaning given in the Code, as such definition may be amended from time to time hereafter, and shall include, but not be limited to, a computer program and any supporting information provided in connection with a transaction relating to the program.

“Supporting Obligations” has the meaning given in the Code, as such definition may be amended from time to time, and shall include, but not be limited to, a letter-of-credit right or secondary obligation that supports the payment or performance of an Account, Chattel Paper, a Document, a General Intangible, an Instrument, or a Financial Asset, including without limitation, Investment Property.

“Trade Fixtures” means Equipment and furnishings which are used in Guarantor’s business or operations which become affixed to the premises (a) at which Guarantor has its chief executive office or any other office, or (b) which are owned or operated by Guarantor.

3. Security Interest in the Collateral.

3.1. Grant of Security Interest.

Guarantor hereby grants to Lender a continuing security interest in the Collateral to secure payment when due, whether by stated maturity, demand, acceleration or otherwise, of all Obligations.

3.2. Express Authority of Lender to Execute UCC Financing Statement(s).

Notwithstanding any provision hereof, Lender is hereby expressly authorized to execute and file on behalf of Guarantor, UCC Financing Statement(s), including but not limited to corrections, amendments, and modifications thereof, including, without limitation, the use of an abbreviated description of any Collateral such as “All Assets of the Debtor” on any and all of the foregoing.

3.3. Delivery of Additional Documentation.

At any time that Lender so reasonably requests, Guarantor shall hereby authorize the preparation and filing by Lender and/or shall execute and deliver to Lender such additional financing statements, continuation financing statements, control agreements, fixture filings, security agreements, chattel mortgages, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of Accounts, letters of authority, and all other documents that Lender may request, in form satisfactory to Lender, to perfect and continue the perfection of Lender’s security interests in the Collateral, and in order to fully consummate all of the transactions contemplated by this Agreement, the Guaranty and the Loan Documents to which Guarantor is a party.

4. Warranties, Covenants, and Agreements. Guarantor warrants, covenants and agrees as follows:

4.1. Guarantor shall furnish to Lender, in form and at intervals as Lender may reasonably request, any information Lender may request that is reasonably related to the Loan and Security Agreement or Loan Documents and allow Lender to examine, inspect, and copy any of Guarantor’s books and records during normal business hours with advanced written notice. Guarantor shall, at the request of Lender, mark its records and the Collateral to clearly indicate the security interest of Lender under this Agreement. Lender agrees to give Guarantor notice of its intent to examine, inspect, and copy any of Guarantor’s records. Notwithstanding the foregoing, after the occurrence of and during the continuation of a Material Event of Default, as defined below, no such prior notice shall be required. In that regard (i) any fraud, defalcation or conversion on the part of Guarantor shall be deemed to be a Material Event of Default; and (ii) there shall be no requirement that such fraud, defalcation or conversion be continuing in order to permit Lender to exercise any rights or remedies available to Lender under this Agreement, the Guaranty, the Loan Documents to which Guarantor is a party, or applicable law.

4.2. At the time any Collateral becomes, or is represented to be, subject to a security interest in favor of Lender, Guarantor shall be deemed to have warranted that (a) Guarantor is the lawful owner of the Collateral and has the right and authority to subject it to a security interest granted to Lender; (b) none of the Collateral is subject to any security interest other than that of Lender or Permitted Liens;(c) there are no financing statements on file unknown to Lender, other than in favor of Lender or the holders of Permitted Liens; and (d) Guarantor acquired its rights in the Collateral in the ordinary course of its business.

4.3. Guarantor shall keep the Collateral free at all times from all claims, liens, security interests, and encumbrances other than (a) those in favor of Lender; (b) the holders of Permitted Liens, or (c) those that are of the same types of liens, security interests or encumbrances listed in the “Permitted Liens” definition of the Loan and Security Agreement without regard to any “Permitted Indebtedness” limitations set forth in such “Permitted Liens” definition. Guarantor shall not, without the prior written consent of Lender, sell, transfer or lease, or permit to be sold, transferred or leased, any or all of the Collateral, and will not return any Inventory to its supplier. Lender or its representatives may at all times during normal business hours and with advanced written notice inspect the Collateral and may enter upon all premises where the Collateral is kept or might be located; provided, however, that Lender agrees to give Guarantor notice of its intent to inspect the Collateral and enter upon the premises where the Collateral is kept or might be located. Notwithstanding the foregoing, after the occurrence of and during the continuation of a Material Event of Default, no such prior notice shall be required. In that regard (i) any fraud, defalcation, or conversion on the part of Guarantor shall be deemed to be a Material Event of Default; and (ii) there shall be no requirement that such fraud, defalcation or conversion be continuing in order to permit Lender to exercise any rights or remedies available to Lender under this Agreement, the Guaranty, the Loan Documents to which Guarantor is a party, or applicable law.

4.4. Guarantor shall do all acts and or cause to be executed all writings requested by Lender to establish, maintain and continue a perfected and first security interest of Lender in the Collateral except as otherwise specifically agreed by Lender. Guarantor agrees that Lender has no obligation to acquire or perfect any lien on or security interest in any asset(s), whether real property or personal property, to secure payment of the Obligations.

4.5. Guarantor shall pay within the time that they can be paid without interest or penalty, all taxes, assessments and similar charges which at any time are or may become a lien, charge, or encumbrance upon any Collateral. If Guarantor fails to pay any of these taxes, assessments, or other charges in the time provided above, Lender has the option (but not the obligation) to do so and Guarantor agrees to repay all amounts so expended by Lender immediately upon demand.

4.6. Guarantor shall keep the Collateral in good condition and will protect it from loss, damage, or deterioration from any cause, excepting only normal wear and tear in the ordinary course of Guarantor’s business. Guarantor has and will maintain at all times (a) with respect to the Collateral, insurance under an “all risk” policy against fire and other risks customarily insured against; and (b) public liability insurance and other insurance as may be required by law or required by Lender, all of which insurance shall be in amount, form and content, and written by companies as may be satisfactory to Lender, containing a lender’s loss payable endorsement acceptable to lender. Guarantor will deliver to Lender immediately upon demand evidence satisfactory to Lender that the required insurance has been procured. If Guarantor fails to maintain satisfactory insurance, Lender has the option (but not the obligation) to do so and Guarantor agrees to repay all amounts so expended by Lender immediately upon demand.

4.7. If Guarantor owns Accounts, then on each occasion on which Guarantor evidences to Lender the account balances on and the nature and extent of the Accounts, Guarantor shall be deemed to have warranted at that time that except as otherwise indicated (and subject to the obligation on the part of Guarantor to immediately advise Lender if any such warranty is or has become incorrect due to Guarantor having (i) learned additional facts; or (ii) developments outside of Guarantor’s control) (a) each of those Accounts is then valid and enforceable without performance by Guarantor of any act; (b) each of those Accounts balances is in fact owing; (c) there are no setoffs, recoupments, credits, contra accounts, counterclaims or defenses against any of those Accounts of which Guarantor is aware; (d) as to any Accounts represented by a note, trade acceptance, draft or other instrument or by any chattel paper or document, the same have been endorsed and/or delivered by Guarantor to Lender; (e) Guarantor has not received with respect to any Accounts, any notice of the death of the related account debtor, nor the dissolution, liquidation, termination of existence, insolvency, business failure, appointment of a receiver for, assignment for the benefit of creditors by, or filing of a petition in bankruptcy by or against, the account debtor; and (f) as to any Accounts, the account debtor is not an affiliate of Guarantor, the United States of America or any department, agency or instrumentality of it, or a citizen or resident of any jurisdiction outside of the United States. Guarantor will do all acts and will execute all writings requested by Lender to perform, enforce performance of, and collect all Accounts. Guarantor shall neither make nor permit any modification, compromise, or substitution for any Accounts in any amount without the prior written consent of Lender. Guarantor shall, at Lender’s request, arrange for verification of Accounts directly with the account debtors of Guarantor or by other methods acceptable to lender.

4.8. Guarantor at all times shall be in compliance with all applicable laws, including, without limitation, any Environmental Laws.

4.9. Intentionally Omitted.

4.10. If Lender, acting in its sole discretion, redelivers any Collateral to Guarantor or Guarantor’s designee for the purpose of (a) the ultimate sale or exchange thereof; (b) presentation, collection, renewal, or registration of transfer thereof; or (c) loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with it preliminary to sale or exchange; such redelivery shall be in trust for the benefit of Lender and shall not constitute a release of Lender’s security interest in it or in the proceeds or products of it unless Lender specifically so agrees in writing. If Guarantor requests any such redelivery approved by Lender in its sole discretion, Guarantor will deliver with such request a proposed form of financing statement in form and substance satisfactory to Lender, which financing statement will be field by Lender. Any proceeds of Collateral coming into Guarantor’s possession as a result of any such redelivery shall be held in trust for Lender and immediately delivered to Lender for application on the Obligations. Lender may (in its sole discretion) deliver any or all of the Collateral to Guarantor, and such delivery by Lender shall discharge Lender from all liability or responsibility for such Collateral. Lender, at its option, may require delivery of any Collateral to Lender at any time with such endorsements or assignments of the Collateral as Lender may request.

4.11. Upon the occurrence of a Material Event of Default, Lender may, as to Collateral (a) cause any or all of such Collateral to be transferred to its name or to the name of its nominees; (b) receive or collect by legal proceedings or otherwise all dividends, interest, principal payments and other sums and all other distributions at any time payable or receivable on account of such Collateral, and hold the same as Collateral, or apply the same to the Obligations, the manner and distribution of the application to be in the sole discretion of Lender; (c) enter into any extension, subordination, reorganization, deposit, merger or consolidation agreement or any other agreement relating to or affecting such Collateral, and deposit or surrender control of such Collateral, and accept other property in exchange for such Collateral and hold or apply the property or money so received pursuant to this Agreement.

4.12. Lender may assign any of the Obligations and deliver any or all the Collateral to its assignee, which then shall have with respect to Collateral so delivered all the rights and powers of Lender under this Agreement, and after that Lender shall be fully discharged from all liability and responsibility with respect to Collateral so delivered.

4.13. Guarantor delivers this Agreement based solely on Guarantor’s independent investigation of (or decision not to investigate) the financial condition of Borrower and is not relying on any information furnished by Lender. Guarantor assumes full responsibility for obtaining any further information concerning Borrower’s financial condition, the status of the Obligations or any other matter that the undersigned may deem necessary or appropriate now or later. Guarantor waives any duty on the part of Lender, and agrees that Guarantor is not relying upon nor expecting Lender to disclose to Guarantor any fact now or later known by Lender, whether relating to the operations or condition of Borrower, the existence, liabilities or financial condition of any guarantor of the Obligations, the occurrence of any default with respect to the Obligations, or otherwise, notwithstanding any effect such fact may have upon Guarantor’s risk or Guarantor’s rights against Borrower. Guarantor knowingly accepts the full range of risk encompassed in this Agreement, which risk includes without limitation the possibility that Borrower may incur Obligations to Lender after the financial condition of Borrower or Borrower’s ability to pay debts as they mature, has deteriorated.

4.14. Guarantor shall defend, indemnify and hold harmless Lender, its employees, agents, shareholders, officers, and directors from and against any and all claims, damages, fines, expenses, liabilities or causes of action of whatever kind, including without limitation consultant fees, legal expenses, and reasonable attorneys’ fees and costs of outside legal counsel, suffered by any of them as a direct or indirect result of any actual or asserted violation of any law, including, without limitation, Environmental Laws, or of any remediation relating to any property required by any law, including without limitation, Environmental Laws.

4.15. Guarantor agrees to pay Lender all such costs and expenses incurred by Lender relating to this Agreement, the Guaranty, the Loan Documents to which Guarantor is a party, the Collateral or the Obligations, immediately upon demand, and until paid all costs shall bear interest at the highest interest rate applicable to Borrower under the Loan and Security Agreement, but not in excess of the maximum rate permitted by law. Any reference in this Agreement to reasonable attorneys’ fees shall be deemed a reference to the reasonable attorneys’ fees, costs, and expenses of outside counsel, whether or not a suit or action is instituted, and to court costs if a suit or action is instituted, and whether such reasonable attorneys’ fees, court costs or expenses are incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding or otherwise.

5. Collection of Proceeds.

5.1. Guarantor agrees to collect and enforce payment of all Collateral until such time as Lender shall direct Guarantor to the contrary. Immediately upon notice to Guarantor by Lender and at all times after that, Guarantor agrees to fully and promptly cooperate and assist Lender in the collection and enforcement of all Collateral and to hold in trust for Lender all payments received in connection with Collateral and from the sale, lease or other disposition of any Collateral, all rights by way of suretyship or guaranty and all rights in the nature of a lien or security interest which Guarantor now or later has regarding Collateral. Immediately upon and after such notice, Guarantor agrees to (a) endorse to Lender and immediately deliver to Lender all payments received on Collateral or from the sale, lease or other disposition of any Collateral or arising from any other rights or interests of Guarantor in the Collateral, in the form received by Guarantor without commingling with any other funds, and (b) immediately deliver to Lender all property in Guarantor’s possession or later coming into Guarantor’s possession through enforcement of Guarantor’s rights or interests in the Collateral. Guarantor irrevocably authorizes Lender or any Lender employee or agent to endorse the name of Guarantor upon any checks or other items that are received in payment for any Collateral, and to do any and all things necessary in order to reduce these items to money. Lender shall have no duty as to the collection or protection of Collateral or the proceeds of it, nor as to the preservation of any related rights. Guarantor agrees to take all steps necessary to preserve rights against prior parties with respect to the Collateral. Nothing in this Section 5.1 shall be deemed to constitute consent by Lender to any sale, lease, or other disposition of any Collateral.

5.2. If Guarantor owns Accounts, Guarantor agrees that immediately upon Lender’s request (whether or not a Material Event of Default exists) Guarantor shall at its sole expense establish and maintain (or Lender, at Lender’s option, may establish and maintain at Guarantor’s expense): (a) a United States Post Office lock box which shall be titled as designated by Lender (the “Lock Box”), to which Lender shall have exclusive access and control, with Guarantor expressly irrevocably authorizing Lender, from time to time, to remove contents from the Lock Box, and with Guarantor agreeing to notify all account debtors and other parties obligated to Guarantor that all payments made to Guarantor shall be remitted, for the credit of Guarantor, to the Lock Box, and Guarantor, at Lender’s request, shall include a like statement on all invoices; and/or (b) a non-interest bearing deposit account with Lender or a bank acceptable to Lender which shall be titled as designated by Lender (the “Cash Collateral Account”) to which Lender shall have exclusive access and control, with Guarantor expressly irrevocably authorizing Lender, from time to time, to remove proceeds from the Cash Collateral Account, and with Guarantor agreeing to notify all account debtors and other parties obligated to Guarantor that all payments made to Guarantor shall be remitted, for the credit of Guarantor, to the Cash Collateral Account, and Guarantor, at Lender’s request, shall include a like statement on all invoices. Guarantor shall execute all documents and authorizations as may be required by Lender to establish and maintain the Lock Box and the Cash Collateral Account.

5.3. All items or amounts which are remitted to the Lock Box, the Cash Collateral Account or otherwise delivered by or for the benefit of Guarantor to Lender on account of partial or full payment of, or with respect to, any Collateral shall, at Lender’s option, be (i) applied to the payment of the Obligations, whether then due or not, in such order or at such time of application as Lender may determine in its sole discretion; (ii) maintained in the Cash Collateral Account, or (iii) remitted to Guarantor or to such other person(s) as may be entitled to such items or amounts under applicable law. Guarantor agrees that Lender shall not be liable for any loss or damage which Guarantor may suffer as a result of Lender’s processing of items or its exercise of any other rights or remedies under this Agreement, including without limitation indirect, special or consequential damages, loss of revenues or profits, or any claim, demand or action by any third party arising out of or in connection with the processing of items or the exercise of any other rights or remedies under this Agreement. Guarantor agrees to indemnify and hold Lender harmless from and against all such third party claims, demands, or actions, and all related expenses or liabilities, including, without limitation, reasonable attorneys’ fees and costs of outside legal counsel.

6. Default, Enforcement of Rights and Application of Proceeds.

6.1. Guarantor shall be in default under this Agreement upon the occurrence of any of the following events which have not been cured during any applicable cure period, if any (each, a “Material Event of Default”):

6.1.1. Any failure by Guarantor to pay the Obligations when due, or such portion of it as may be due, by acceleration or otherwise;

6.1.2. Any failure or neglect to comply with, or breach of, or default under, any term of this Agreement, or any other agreement or commitment between Guarantor and Lender;

6.1.3. Any warranty, representation, financial statement, or other information made, given or furnished to Lender by or on behalf of Guarantor shall be, or shall prove to have been, false, misleading or intentionally misleading when made, given, or furnished;

6.1.4. Any loss, theft, substantial damage or destruction to or of any Collateral, or the issuance or filing of any attachment, levy, garnishment or the commencement of any proceeding in connection with any Collateral or of any other judicial process of, upon or in respect of Guarantor, or any Collateral;

6.1.5. Sale or other disposition by Guarantor of any portion of its assets or property outside the ordinary course of business or voluntary suspension of the transaction of business by Guarantor, or death, dissolution, termination of existence, merger or consolidation with an unaffiliated third party, a foreign affiliate or with any domestic affiliated party that has not provided Lender with an all assets secured guaranty of Borrower’s obligations under the Loan and Security Agreement and Loans Documents, insolvency proceeding, business failure, or assignment for the benefit of creditors of or by Guarantor; or commencement of any proceedings under any state or federal bankruptcy or insolvency law by or against Guarantor; or the appointment of a receiver, trustee, court appointee, sequestrator or otherwise, for all or any part of the property of Guarantor;

6.1.6. Lender, upon thorough review of the financial position of the Guarantor, deems itself insecure believing that the prospect of payment of the Obligations or performance of this Agreement is impaired or shall fear deterioration, removal, or waste of Collateral; or

6.1.7. Any breach or default under this Agreement, the Guaranty, the Loan Documents to which Guarantor is a party or any other present or future agreement between Guarantor and Lender shall become a Material Event of Default if Guarantor has not cured said breach or default within the time period (if any) specified by Lender in its sole discretion in any notice of default.

6.2. Upon the occurrence of a Material Event of Default, Lender may at its sole discretion and without prior notice, declare any or all of the Obligations to be immediately due and payable, and shall have and may exercise any one or more of the following rights and remedies:

6.2.1. exercise all the rights and remedies upon default, in foreclosure and otherwise, available to secured parties under the provisions of the Code and other applicable law;

6.2.2. institute legal proceedings to foreclose upon the lien and security interest granted by this Agreement, to recover judgment for all amounts then due and owing as Obligations, and to collect the same out of any Collateral or the proceeds of any sale of Collateral;

6.2.3. institute legal proceedings for the sale, under the judgment or decree of any court, of any or all Collateral; and/or

6.2.4. personally or by agents, attorneys, or appointment of a receiver, enter upon any premises where Collateral may then be located, and take possession of all or any of it and/or render it unusable; and without being responsible for loss or damage to such Collateral, hold, operate, sell, lease, or dispose of all or any Collateral at one or more public or private sales, leasings or other dispositions, at places and times and on terms and conditions as Lender may deem fit, without any previous demand or advertisement; and except as provided in this Agreement, all notice of sale, lease or other disposition, and advertisement, and other notice or demand, any right or equity of redemption, and any obligation of a prospective purchaser or lessee to inquire as to the power and authority of Lender to sell, lease, or otherwise dispose of the Collateral or as to the application by Lender of the proceeds of sale or otherwise, which would otherwise be required by, or available to Guarantor under, applicable law are hereby expressly waived by Guarantor to the fullest extent permitted.

At any sale pursuant to this Section 6.2, whether under the power of sale, by virtue of judicial proceedings or otherwise, it shall not be necessary for Lender or a public officer under order of a court to have present physical or constructive possession of Collateral to be sold. The recitals contained in any conveyances and receipts made and given by Lender or the public officer to any purchase at any sale made pursuant to this Agreement shall conclusively establish the truth and accuracy of the matters stated therein (including, without limitation, as to the amounts of the principal of and interest on the Obligations, the accrual and nonpayment of it and advertisement and conduct of the sale); and all prerequisites to the sale shall be presumed to have been satisfied and performed. Upon any sale of any Collateral, the receipt of the officer making the sale under judicial proceedings or of Lender shall be sufficient discharge to the purchaser for the purchase money, and the purchaser shall not be obligated to see to the application of the money. Any sale of any Collateral under this Agreement shall be a perpetual bar against Guarantor with respect to such Collateral.

6.3. Guarantor shall at the request of Lender, notify the account debtors or obligors of Lender’s security interest in the Collateral, including, without limitation, the Accounts and Inventory and all proceeds, and advise such account debtors or obligors to direct all payments thereof to Lender. Lender may, itself, upon (a) the occurrence of any Material Event of Default; or (b) in any event, if Lender believes it is necessary to do so, so notify and direct any account debtor or obligor.

6.4. The proceeds of any sale or other disposition of Collateral authorized by this Agreement shall be applied by Lender as follows: first, to all expenses authorized by the Code and all reasonable attorneys’ fees and legal expenses incurred by Lender and costs of outside legal counsel; second, to interest incurred on the Obligations, third, to principal; and fourth, to remaining Obligations, with the surplus, if any, to be paid over to Guarantor or to such other person(s) as may be entitled to it under applicable law. Guarantor shall remain liable for any deficiency, which it shall pay to Lender immediately upon demand.

6.5. Nothing in this Agreement is intended, nor shall it be construed, to preclude Lender from pursuing any other remedy provided by law for the collection of the Obligations or for the recovery of any other sum to which Lender may be entitled for the breach of this Agreement by Guarantor, or for Lender’s realization upon the Collateral. Nothing in this Agreement shall reduce or release in any way any rights or security interests of Lender contained in any existing agreement between Guarantor and Lender.

6.6. No (a) waiver of default or forbearance; or (b) consent to any act of Guarantor by Lender shall be effective unless in writing and signed by an authorized officer of Lender. No (a) waiver of any default; or (b) forbearance on the part of Lender in enforcing any of its rights under this Agreement shall operate as a waiver by Lender of any other default or of the same default on a future occasion or of any rights.

6.7. Guarantor irrevocably appoints Lender or any agent of Lender (which appointment is coupled with an interest) the true and lawful attorney of Guarantor (with full power of substitution) in the name, place, and stead of, and at the expense of, Guarantor:

6.7.1. to demand, receive, sue for, and give receipts or acquittances for any monies due or to become due on any Collateral and to endorse any item representing any payment on or proceeds of the Collateral;

6.7.2. to execute and file in the name of and on behalf of Guarantor all financing statements or other filings deemed necessary or desirable by Lender to evidence, perfect, or continue the security interests granted in this Agreement;

6.7.3. to qualify Guarantor to do business in any jurisdiction if Guarantor shall fail to do so promptly following request by Lender; and

6.7.4. to do and perform any act on behalf of Guarantor permitted or required under this Agreement.

Upon the occurrence and during the continuance of a Material Event of Default, Guarantor also agrees, upon the request of Lender, to assemble the Collateral and make it available to Lender at any place designated by Lender.

7. General Terms.

7.1. Address for Notices. Until Lender is advised in writing by Guarantor to the contrary, all notices, requests and demands required under this Agreement or by law shall be given to, or made upon, Guarantor and Lender at the addresses indicated in Section 7.18 below.

7.2. Notice of Changes. Guarantor will give Lender not less than ninety (90) days’ prior written notice of all contemplated changes in Guarantor’s name, chief executive office location, and/or location of any Collateral.

7.3. No Assumption of Guarantor’s Duties. Lender assumes no duty of performance or other responsibility under any contracts contained within the Collateral.

7.4. Lender’s Right to Assign. Lender has the right to sell, assign, transfer, negotiate, or grant participations or any interest in, any or all of the Obligations and any related obligations, including without limitation this Agreement. In connection with the above, but without limiting its ability to make other disclosures to the full extent allowable, Lender may disclose all Loan Documents and information which Lender now or later has relating to Guarantor, the Obligations or this Agreement, however obtained. Guarantor further agree(s) that Lender may provide information relating to this Agreement or relating to Guarantor to Lender’s parent, affiliates, subsidiaries, and service providers.

7.5. Right of Settoff. In addition to Lender’s other rights, any obligations owing from Lender to Guarantor can be set off and applied by Lender against any Obligations at any time(s) either before or after maturity or demand without notice to anyone.

7.6. Guarantor Waivers. Guarantor waives any right to require Lender to: (a) proceed against any person or property; (b) give notice of the terms, time and place of any public or private sale of personal property security held from Borrower or any other person, or otherwise comply with the provisions of Sections 9-609 et seq of the Code; or (c) pursue any other remedy in Lender’s power. Guarantor waives notice of acceptance of this Agreement and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of default, notice of intent to accelerate or demand payment of any Obligations, any and all other notices to which the undersigned might otherwise be entitled, and diligence in collecting any Obligations, and agree(s) that Lender may, once or any number or times, modify the terms of any Obligations, compromise, extend, increase, accelerate, renew or forbear to enforce payment of any or all Obligations, or permit Borrower to incur additional Obligations, all without notice to Guarantor and without affecting in any manner the unconditional obligation of Guarantor under this Agreement. Guarantor unconditionally and irrevocably waives each and every defense and setoff of any nature which, under principles of guaranty or otherwise, would operate to impair or diminish in any way the obligations of Guarantor under this Agreement and acknowledges that such waiver is by this reference incorporated into each security agreement, collateral assignment, pledge and/or other document from Guarantor now or later securing the Obligations, and acknowledges that as of the date of this Agreement no such defense or setoff exists.

7.7. Waiver of Guarantor Rights. Until Lender has been paid in full with no agreement or obligation to extend any further financial accommodations to Borrower, Guarantor waives any and all rights (whether by subrogation, indemnity, reimbursement, or otherwise) to recover from Borrower any amounts paid or the value of any Collateral given by Guarantor pursuant to this Agreement.

7.8. Timing of Required Notices. In the event that applicable law shall obligate Lender to give prior notice to Guarantor of any enforcement action to be taken under this Agreement, Guarantor agrees that a written notice given to Guarantor at least ten (10) days before the date of the act shall be reasonable notice of the intended action and, specifically, reasonable notification of the time and place of any public sale or of the time after which any private sale, lease, or other disposition is to be made, unless a shorter notice period is reasonable under the circumstances. Such notice shall be deemed to be given under this Agreement when delivered to Guarantor or when placed in an envelope addressed to Guarantor and deposited, with postage prepaid, in a post office or official depository under the exclusive care and custody of the United States Postal Service or delivered to an overnight courier. The mailing shall be by overnight courier, certified mail, or first-class mail.

7.9. Reinstatement of Obligations. Notwithstanding any prior revocation, termination, surrender, or discharge of this Agreement in whole or in part, the effectiveness of this Agreement shall automatically continue or be reinstated in the event that any payment received or credit given by Lender in respect of the Obligations is returned, disgorged, or rescinded under any applicable law, including, without limitation, any bankruptcy or insolvency laws, in which case this Agreement, shall be enforceable against Guarantor as if the returned, disgorged, or rescinded payment or credit had not been received or given by Lender, and whether or not Lender relied upon this payment or credit or changed its position as a consequence of it. In the event of continuation or reinstatement of this Agreement, Guarantor agrees upon demand by Lender to execute and deliver to Lender those Loan Documents which Lender determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of Guarantor to do so shall not affect in any way the reinstatement or continuation.

7.10. Successors and Assigns. This Agreement and all the rights and remedies of Lender under this Agreement shall inure to the benefit of Lender’s successors and assigns and to any other holder who derives from Lender title to or an interest in the Obligations or any portion of it, and shall bind Guarantor and the heirs, legal representatives, successors, and assigns of Guarantor. Nothing in this Section 7.10 is or shall be deemed to constitute consent by Lender to any assignment by Guarantor with any such assignment by Guarantor to be void ab initio.

7.11. Multiple Guarantors. If there is more than one Guarantor, all undertakings, warranties and covenants made by Guarantor and all rights, powers and authorities given to or conferred upon Lender are made or given jointly and severally.

7.12. Meaning of Certain Terms. Except as otherwise provided in this Agreement, all terms in this Agreement which are defined in the Code have the meanings assigned to them in Division 9 (or, absent definition in Division 9, in any other division) of the Code.

7.13. No Prejudice to Lender’s Rights; Amendments to Agreement. No single or partial exercise, or delay in the exercise, of any right or power under this Agreement, shall preclude other or further exercise of the rights and powers under this Agreement. The unenforceability of any provision of this Agreement shall not affect the enforceability of the remainder of this Agreement. This Agreement constitutes the entire agreement of Guarantor and Lender with respect to the subject matter of this Agreement. No amendment or modification of this Agreement shall be effective unless the same shall be in writing and signed by Guarantor and an authorized officer of Lender.

7.14. Governing Law; Venue. This Agreement shall in all respects be governed by and construed in accordance with the internal laws of the State of California without regard to conflict of laws principles. The parties hereto agree that all actions or proceedings arising in connection with this Agreement, the Guarantor or the Obligations shall be tried and litigated only in the State and Federal courts located in the County of Santa Clara, State of California, or, at the sole option of Lender, in any other court in which Lender shall initial legal or equitable proceedings and which has subject matter jurisdiction over the matter at issue. Borrower and Lender waives, any right each may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section.

7.15. Payable Upon Demand Obligations. To the extent that any of the Obligations is payable upon demand, nothing contained in this Agreement shall modify the terms and conditions of that portion of the Obligations nor shall anything contained in this Agreement prevent Lender from making demand, without notice and with or without reason, for immediate payment of any or all of that portion of the Obligations at any time(s), whether or not a Material Event of Default has occurred or continues.

7.16. Chief Executive Office; Other Locations. Guarantor’s chief executive office is located and shall be maintained at the address indicated below its signature. If Collateral is located at other than the chief executive office, such Collateral is located and shall be maintained at the following locations: (see attached).

7.17. Termination of Agreement. This Agreement shall be terminated only by the filing of a termination statement in accordance with the applicable provisions of the Code, but any Obligations which by their terms survive termination of the Agreement including, without limitation, the obligations contained in Sections 4.14, 5.3 and 7.9 of this Agreement shall survive termination.

7.18. Notices. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by overnight mail, registered or certified mail, postage prepaid, return receipt requested, or by electronic mail or telefacsimile to Guarantor or to Lender, as the case may be, at its address set forth below:

If to Guarantor:	See contact information below Guarantor’s signature.

If to Lender:	TECH CAPITAL, LLC
2010 North First Street, Suite 300
San Jose, California 95131
Attn:	Hank Noon, Senior Vice President & Head of Asset Based Lending
Telephone No.:	408-487-7577
Facsimile No.:	408-467-2393
E-mail:	hnoon@techcapitalLLC.com;

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section, other than notices by Lender in connection with Sections 9610, 9611, 9615, 9617, 9618, 9620, 9621, or 9624 of the Code, shall be deemed received on the earlier of the date of actual receipt or three (3) days after the deposit thereof in the mail. Guarantor acknowledges and agrees that notices sent by Lender in connection with the foregoing described Sections of the Code shall be deemed sent when deposited in the mail or transmitted by telefacsimile or other similar method set forth above.

7.19. Further Assurances. Guarantor shall execute such other and further agreements, documents and instruments and take such further actions as Lender may require in order to implement the provisions of this Agreement and to perfect and protect the security interests granted to Lender pursuant to this Agreement.

7.20. Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if all original signatures were on the same copy of the signature page of this Agreement. Delivery of an executed counterpart of the signature page to this Agreement by telefacsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering such an executed counterpart of this Agreement to any party shall thereafter promptly deliver a manually executed counterpart to such party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

7.21. Integration. This Agreement embodies the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous agreements and understanding between said parties, verbal or written, express or implied, relating to the subject matter hereof. No course of dealing, course of perfection or trade usage and no parol evidence of any nature shall be used to supplement or modify any terms of this Agreement.

7.22. Indemnification. Except with respect to any liability arising out of the gross negligence or willful misconduct on the part of the Lender or any of its officers, employees and agents, Guarantor shall indemnify, defend (with attorneys selected by Lender) and hold Lender and its agents, contacts, employees, and officers harmless from any and all liability with respect to: (i) any stamp or other taxes which may be determined to be payable in connection with the execution of this Agreement, the Guaranty, the Loan Documents to which Guarantor is a party, or any action of Lender with respect to the Collateral, including, without limitation, the transfer of the Collateral to Lender’s name or that of Lender’s nominee or any purchaser at a foreclosure sale; and (ii) obligations, demands, claims, and liabilities arising out of or relating to (1) the transactions contemplated by this Agreement, the Guaranty, any of the other Loan Documents to which Guarantor is a party, or any action of Lender with respect to the Collateral, (2) any actions filed by any customers against Lender or its officers, agents or employees in connection with any Accounts, (3) any breach of this Agreement by Guarantor or any default or event of default hereunder, (4) any claims by third parties arising from Lender’s efforts to collect or attempt to collect any Collateral, and/or (5) any willful or negligent acts or omissions by Guarantor or its agents or employees. This provision shall survive the termination of this Agreement.

8. WAIVER OF JURY TRIAL; REFERENCE PROCEEDING. GUARANTOR AND LENDER ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF THE PARTIES WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OBLIGATIONS.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery that shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph. In the event of any challenge to the legality or enforceability of this Section, the prevailing party shall be entitled to recover the costs and expenses, including reasonable attorneys’ fees, incurred by it in connection therewith.

[Remainder of Page Intentionally Left Blank; Signatures Commence on Next Page]

IN WITNESS WHEREOF, the parties have executed this Security Agreement (All Assets) as of the date first set forth above.

Guarantor:

MAGNEGAS IP, LLC,
a Delaware limited liability company

/s/ Scott Mahoney
By:	Scott Mahoney
Its:	Manager

Chief Executive Office and Contact Information:

24980 N. 83rd Avenue, Suite 100

Peoria, Arizona 85383

Attn: Tyler Wilson, Esq.

Telephone No.:

Facsimile No.:

E-Mail:

MAGNEGAS PRODUCTION, LLC,
a Delaware limited liability company

/s/ Scott Mahoney
By:	Scott Mahoney
Its:	Manager

Chief Executive Office and Contact Information:

24980 N. 83rd Avenue, Suite 100

Peoria, Arizona 85383

Attn: Tyler Wilson, Esq.

Telephone No.:

Facsimile No.:

E-Mail:

MAGNEGAS REAL ESTATE HOLDINGS, LLC,
a Delaware limited liability company

/s/ Scott Mahoney
By:	Scott Mahoney
Its:	Manager

Chief Executive Office and Contact Information:

24980 N. 83rd Avenue, Suite 100

Peoria, Arizona 85383

Attn: Tyler Wilson, Esq.

Telephone No.:

Facsimile No.:

E-Mail:

[Signatures Continued on Next Page]

TARONIS – TGS, LLC,
a Delaware limited liability company

/s/ Scott Mahoney
By:	Scott Mahoney
Its:	Manager

Chief Executive Office and Contact Information:

24980 N. 83rd Avenue, Suite 100

Peoria, Arizona 85383

Attn: Tyler Wilson, Esq.

Telephone No.:

Facsimile No.:

E-Mail:

MAGNEGAS IRELAND LIMITED,
an Irish private limited company

/s/ Scott Mahoney
By:	Scott Mahoney
Its:	Director

Chief Executive Office and Contact Information:

24980 N. 83rd Avenue, Suite 100

Peoria, Arizona 85383

Attn: Tyler Wilson, Esq.

Telephone No.:

Facsimile No.:

E-Mail:

MAGNEGAS LIMITED,
an English private limited company

/s/ Scott Mahoney
By:	Scott Mahoney
Its:	Director

Chief Executive Office and Contact Information:

24980 N. 83rd Avenue, Suite 100

Peoria, Arizona 85383

Attn: Tyler Wilson, Esq.

Telephone No.:

Facsimile No.:

E-Mail:

[Signatures Continued on Next Page]

TARONIS NETHERLANDS B.V.,
A Dutch private limited liability company

/s/ Scott Mahoney
By:	Scott Mahoney
Its:	Director

Chief Executive Office and Contact Information:

24980 N. 83rd Avenue, Suite 100

Peoria, Arizona 85383

Attn: Tyler Wilson, Esq.

Telephone No.:

Facsimile No.:

E-Mail:

Lender:

TECH CAPITAL, LLC,
a California limited liability company

By:	/s/ Hank Noon
Hank Noon
Title:	Senior Vice President & Head of Asset Based Lending

Addendum A to Security Agreement (All Assets)

Pursuant to this Addendum A to Security Agreement (All Assets) (this “Addendum”), the foregoing Security Agreement (All Assets) (the “Agreement”) by and between TECH CAPITAL, LLC, a California limited liability company (“Lender”) and the above-signed Guarantors (individually ad collectively “Guarantor”) is hereby amended and/or supplemented by the following terms and conditions, which are incorporated by this reference in the Agreement, as the following additional sections of the Agreement:

9. Intentionally left blank.

Schedule to Section 7.16

(Other Locations)